General Financing Agreement for Export Order
(Contract No.: ORDER355551000015)

Party A: Industrial and Commercial Bank of China Limited Shishi Branch
Business address or working place: ICBC Building, Baqi Road, Shishi City
Principal: Zhuang Wencong
Tel. and fax: 0595-68885222

Party B (Full name): ShishiFeiying Plastic Co., Ltd.
Business address or working place: Longshan Development Zone, Hanjiang Town, Shishi City
Legal representative (or the trustee): Wu Licong
Tel. and fax:

In view that the ShishiFeiying Plastic Co., Ltd. (hereinafter referred to as Party B) applies to the Industrial and Commercial Bank of China Limited Shishi Branch (hereinafter referred to as Party A) for handling the financing business for the export order, and for defining the liabilities clearly and abiding by the credit, Party A and Party B sign this agreement on November 15th, 2010 and both sides agree on the following items:

Article I The “financing for the export order” in this agreement means that the Party B signs the orders with the overseas importers and they agree that the methods of settlement not by letter of credit shall be adopted. Due to its need for funds, Party B shall tender guarantee measures at Party A’s request. Under such conditions, Party A shall provide financing to the Party B with the expected export earnings in the order as the main source for repayment. Party B agrees to repay the above fund as well as the incurred interests, commissions, fees, late charge, etc. within the agreed deadline.

Under the above situation, all risks of the export goods shall be undertaken by Party B.

Article II This agreement is applicable for all the financing businesses for the export order handled by Party A for Party B. Each financing business shall have the Application for the Financing Business for Export Order provided by Party B and all the businesses shall be applied one by one. Party A shall decide whether to handle such business according to the actual condition of this business, and shall determine the amount of financing, the deadline, the interest rate, etc. as required by Party A.

Article III For the order financing, Party B agrees to transfer√/pledge the expected accounts receivable under the items of the corresponding contract of each Application for the Financing Business for Export Order to Party A, and guarantee that the received loan will be remitted to the account specified by Party A (Account No. 1408019819007040411) so as to repay the financing funds borrowed by Party B from Party A as well as the related interests and expenses etc. If the method of expected accounts receivable pledge is adopted, Party A and Party B shall sign the Contract for Accounts Receivable Pledge and the Agreement for the Register of the Accounts Receivable Pledge and then complete the register of the accounts receivable pledge. For all the financing of Party B under this agreement that becomes due, Party A shall have the right to deduct from the specified account directly.

Article IV Before Party B applies to Party A for handling each order financing business, the following materials shall be submitted one by one:

1.	Application for the Financing Business for Export Order
2.	Valid order or trade contract of the foreign purchaser
3.	The other materials required by our bank

Article V Party A shall have the right to check and monitor Party B’s operating management, financial activities as well as the inventory and sale situation of the goods and materials. Party B shall submit the financial statements and related plans and statistical statements to Party A monthly and provide convenience for Party A to carry out the financing management.

Article VI To guarantee that Party A can recover all the financing amount, interests and costs as scheduled, Party B agrees to provide the guarantee measures as required by Party A. The ] (guarantor) and Party A sign the maximum guarantee contract (Contract No.: [])

Article IX After Party B receives the export order financing provided by Party A, the export trade financing or the export settlement business of the subsequent links of the order shall be handled by Party A.

Article X Before the order financing is due, if Party B handles the export invoice financing, export factoring or export documentary credit businesses in Party A, then such financing fund shall be prior used to repay the order financing of Party A, except for the repayment for the financing of Party A by Party B with its own funds.

Article XI If the financing after shipment is not handled by Party B and Party A receives the remitted payment for goods under such export order of Party B, and when the date of the receipt of proceeds is earlier than the due date of the order financing, then Party A shall have the right to call in the financing in advance.

Article XII Party B shall undertake the losses and consequences caused by the loss, delay, errors and omissions or other force majeure of the letters and telegrams as well as the receipts under the corresponding contract or invoice of this general agreement in the process of telegraphic dispatch.
Article XIII 1. Statement and guarantee of Party B. Party B makes the following statements and guarantees to Party A, and these statements and guarantees will be valid during the whole period of validity of this agreement.

(1)	Have the right as the principal to be the financing applicator and the qualification and capacity to sign and execute this agreement according to law.

(2)
The basic trades under this agreement are true, legal and valid. Signing this agreement has obtained all the necessary authorization and approval. The signing and executing of this agreement shall not break our company’s regulations or relevant laws and regulations. This agreement shall not conflict with any other contract that has been signed or is being executed by Party B.

(3)
All the documents, statements, materials as well as other file information about the basic trade provided by Party A are true, accurate, complete and valid, without any false record, gross omissions or misleading statements.

(4)	Operate according to the laws and regulations with good credit. There is no credit default, evasion of repayment of bank loans or other poor records.

2. Promises of Party B. Party B shall give Party A the following promises:
(1)
Draw and use the financing in accordance with the deadline and usage specified by this agreement and it is not allowed for the financing funds to be pooled into the stock market, the futures market or to be used for the equity capital investment as well as other usages prohibited or restricted by relevant laws and regulations.

(2)	Pay off the financing capital, interests and other payables according to this agreement.

(3)
Accept the Party A to investigate and monitor the usage of the financing under this agreement and support Party A to ask for information about the financing. And accept the supervision by Party A on the reexchange account specified by this agreement.

(4)
According to the requirements of Party A, provide the statement of assets and liabilities, the incomestatement, the cash flow statement and other accounting materials, and coordinate with Party A to investigate and ask for the information about the related production, sale, operation and financial affairs.

(5)	Disclose the relation with the related party and the related trade to the Party A timely, roundly and accurately.

(6)	Without the written consent of Party A, it is not allowed to pledge or mortgage the receipts or the goods represented by the receipts under the basic trade.

(7)
Before paying off all the financing funds under this agreement (including the capital and interests), if Party B provides any guarantee to a third party, then it is not allowed to impair Party A’s obligatory right.

(8)	Without the written consent of Party A, it is not allowed to alter the basic contract.

(9)	It is not allowed to impair Party A’s obligatory right with the dispute about the basic contract.

(10)	If the following situations happen, then the Party A shall be informed in written timely:

A	Modification about the articles of incorporation, scope of business, registered capital, legal representative and the significant change about the equity;

B.	Closure of the business, dismission, settlement, suspension of business for bringing up to standard, cancellation and withdrawal of the business license or the application for bankruptcy;

C.	The members of the board of directors and the present executives are suspected of being involved in important cases or economic disputes;

D.	The goods under the basic trade are in danger, or are detained, sealed up, distrained or enforced by the customs department;

E.	Some disputes or other changes happen to the basic trade, which may impact or has impacted Party A’s obligatory right negatively;

F.	Some situations or events or other events of default specified by this agreement that have significant adverse impact for Party B to carry out the obligations under this agreement happen to Party B.

Article IV If one of the following situations happens, the Party B will be deemed to have breaching the agreement:
1.
Party B fails to repay any sum of the financing fund and its interests as well as other payables under this agreement according to this agreement, fails to use the financing funds to the agreed usage, fails to carry out any other obligations under this agreement, and after the interpellation of Party A, fails to carry out the obligations during the reasonable period as before, and breaches the any statement, guarantee or promise under this agreement.

2.	Some changes that are adverse to Party A’s obligatory right happen to the guarantee under this agreement, and other guarantees that are accepted by Party A are not provided by Party B separately.

3.
Any other debts that shall be undertaken by Party B are not paid off after they become due (including the ones announced to become due ahead of time), or the obligations under other agreements are not carried out or are breached, which has impacted or may impact the performance of the obligations under this agreement.

4.
The situation that has significant adverse impact for Party B to perform the obligations under this agreement happens to Part B, including but not limited to the worsening of the production and management as well as the financial position, being involved in the gross economic disputes or other liability accidents caused by breaching the relevant laws and regulations of the food safety, safety in production and environment protection as well as the regulatory regulations or industrial standards.

5.
Closure of the business, dismission, settlement, suspension of business for bringing up to standard, cancellation and withdrawal of the business license or the application for bankruptcy happen to Party B.

6.	The goods under a certain order financing are in danger, or are detained, sealed up, distrained or enforced by the customs department;

7.	During financing, the buyer cancels the order or the basic contract between the Party B and the buyer is terminated ahead of time.

8.	The payment for the goods sold by Party B is refused by the buyer.

9.
The trade disputes (including but not limited to the trade disputes in terms of the quality, technology and service) and the disputes over obligation happen between the Party B and the buyer or other third parties, which may result in the failure of recovering the sales loans.

10.	After receiving the payment by the buyer for selling goods under certain order, Party B fails to pay the sum of money into the account for returned money according to this agreement in time.

11.
Party B uses the false contract between the related parties to defraud the Party A of the capital or credit without the actual trade background, or evades the Party A’s obligatory right through related trades.

12.
Without the written consent of the Party A, Party B establishes the mortgage (pledge) to others with its properties or provides guarantee to others, which causes the increase of risks for Party A; or without the written consent of the Party A, Party B establishes the mortgage (pledge) with the receipts or goods under the basic contract.

13.	Other situations that are reasonably regarded by the Party A to have potential adverse impact on its obligatory right under this agreement

If the above situations happen, Party B shall inform Party A in written timely.

Article XV For any breach on the part of Party B, if Party A thinks it’s redeemable, Party B shall carry out remedial measures that satisfy Party A within specified reasonable period; otherwise, Party A shall have the right to adopt one or more of the following measures:

1.	Announce that part or all of the financing under the items hereof expires ahead of time and require the Party B to repay at once;

2.	Surcharge the interest penalty for the overdue debt as per the interest rate of the financing;

3.	Stop handling the additional application of Party B for the financing business of the payment in advance;

4.	Require Party B to compensate for the direct losses of Party A, including but not limited to the counsel fee, costs and other fees for ensuring the obligatory right;

5.	Deduct the debt from any account opened by Party B in Party A or execute any other rights of set-off;

6.	Dispose the objects given as a pledge or require the guarantor to carry out his obligations in guaranty;

7.	For any debt after the pledge offset or disposition and the guarantee compensation, Party A shall have the right to continue to demand repayment by Party B until the debt is paid off;

8.	Adopt any other measures which could safeguard the rights and interests of Party A under the items hereof.

Adopting the above measures will not affect any other rights of Party A under the items hereof.

Article XVI During the execution of this agreement, the failure or delay to execute any rights under the items hereof by Party A shall not be deemed as the waiver of any right, and shall not affect any obligation under the items hereof that shall be undertaken by Party B.

Article XVII Any amendment and supplement for this agreement shall be signed with the written consent of both sides. The amendment and supplement signed by both sides form an impartible part hereof, having the equal legal validity with this agreement. The original agreement is still in force before the amendment and supplement come into effect.

Article XVIII When carrying out the mergence, separation or restructuring, Party B shall inform Party A in advance. In the case of performing any mergence or reduction of capital for Party B, Party A shall have the right to ask Party B to pay off the debts ahead of time or to provide guarantee; In the case of performing any separation for Party B, Party B shall guarantee that all companies shall undertake the joint responsibilities after separation, or the debts shall be paid off in advance or provide any other guarantee.

Article XIX This agreement shall come into effect after the signature and seal by the two parties. Both sides have the right to terminate this agreement, and the party that claims termination must inform the other party 15 days ahead of time in written. The order financing business that has been handled before the expiration date shall not be affected by the act of termination and the rights and obligations relation between the two parties are still bound by this agreement.

Article XX The Application for the Financing Business for Export Order submitted by Party B and approved by Party A shall be an effective part hereof and binding upon both parties.

Article XXI Settlement of the dispute

For any dispute in the process of performing this agreement, both parties shall negotiate with each other for settlement; in case of negotiation failure, the first of the following methods shall be adopted;

1.	Arbitrate by the China International Economic and Trade Arbitration Commission in accordance with its arbitration rules;

2.	By means of litigation for settlement in the local court where Party A is located.
During litigation or arbitration, the terms and conditions hereof that are not involved in the dispute shall be still performed.

Party A (official seal)

Principal of Party A:

Or the authorized person for signature:

Party B (official seal):
Legal representative of Party B
Or the authorized person for signature:

General Financing Agreement for Export Order
(No.: ORDER355551000015)
Supplemental Agreement

Party A: Industrial and Commercial Bank of China Limited Shishi Branch
Principal: (Or the authorized person for signature): Zhuang Wencong
Address: ICBC Building, Baqi Road, Shishi City

Party B: ShishiFeiying Plastic Co., Ltd.
Legal representative: Wu Licong
Address: Longshan Development Zone, Hanjiang Town, Shishi City

Party A and Party B sign the General Financing Agreement for Export Order with the No. of ORDER355551000015 on November 15th 2010, and on the basis of honesty and trustworthiness, both sides reach an agreement and sign this supplemental agreement.

Article I Party B agrees to pay Party A the fee for dealing with the trade financing in the way of (☐sum payment ☐monthly payment ☐quarterly payment □yearly payment) when applying to Party A for the international trade financing business. Each sum of the fee for dealing with the trade financing is each sum of business amount multiplied by the rate and multiplied by the actual deadline for financing. Thereinto, the rate shall be collected with the following method: the fee for dealing with the trade financing business in domestic currency shall be collected as per 0.76510.

Method of payment: Party B authorizes Party A to deduct from the settlement account opened by the Party A directly.

Article II When drawing money, the borrower shall submit the notice of drawdown which shall not be cancelled without the written consent of the lender after being submitted.

Article III After audit, if the lender agrees the borrower to draw the money, he should transfer the loan to the specified account of the borrower, which will be immediately deemed as the completion of the offering of the load from the lender to the borrower according to the contract.

Article IV According to the relevant supervisory rules and the management requirements of the accommodator, the loan more than a certain sum or that satisfies certain conditions shall adopt the manner that the loan is paid by the lender on behalf of the borrower, that is, following the withdrawal application and the payment order of the borrower, the loan funds shall be paid to the object to be paid that conforms to the agreed purpose of the contract. To this end, the borrower shall sign a contract for entrusted payment to be the appendix hereof with the lender separately, and open or specify a special account used for dealing with the things and matters about the entrusted payment.

Article V This supplemental agreement shall come into effect with the signature and seal by the parties.

Article VI As part of the original general agreement, this supplemental agreement shall have the equal legal validity with the original one, and in case of some discrepancies, this supplemental agreement shall prevail.

Article VII This supplemental agreement is in duplicate. Party A and Party B hold one respectively that has the equal legal validity with the other.

Party A (official seal)

Principal:
(Or the authorized person for signature)
November 15th, 2010

Party B (official seal):
Legal representative
November 15th, 2010

Contract No.: 2010, Shishi (Bao) Zi, No. 0054

Maximum Guarantee Contract

Important Notes: This Contract is entered into by and between the parties on the basis of equal footing and willingness in accordance with applicable laws and regulations through negotiation. All terms hereof reflect true intents of the parties hereto. In order to secure legal rights of the Guarantor, the Creditor hereby reminds the Guarantor of reading the terms in boldface in a careful manner, and of paying close attention to the meanings of such terms.

This Maximum Guarantee Contract (“Contract”) is entered into by and between:

Creditor:	Shishi Branch of Industrial and Commercial Bank of China (“Party A”)
Responsible Officer: Zhuang Wencong
Business Address: ICBC Building, 87 Road, Shishi City
Tel and Fax:

And

Guarantor:	Shishi Lixiang Foods Co., Ltd. (“Party B”)
Legal Representative: Wu Pingjing
Business Address or Residence: Gold Coast Industrial Zone, Yongning Town, Shishi City
Tel and Fax:

For ensuring Party A's claims, Party B is willing to provide a guarantee (counter guarantee) in favor of Party A. This Contract is entered into by and between Party A and Party B in order to define their respective rights and obligations, through negotiation based on equal footing, in accordance with the Contract Law, the Guarantee Law and other applicable laws and regulations.

Article 1      Guaranteed Principal Claims

1.1
Principal claims guaranteed by Party B shall be the claims against the Debtor under domestic and foreign currency borrowing contract, foreign lending contract, bank acceptance agreement, L/C opening agreement/contract, guarantee opening agreement, international and domestic trade financing agreement, forward foreign exchange agreement and other financing documents (“Principal Contract”) between Party A and Shishi Feiying Plastic Co., Ltd. (“Debtor”), for the maximum balance to the extent of RMB 30,000,000.00 (RMB Thirty Million, in words) (the amount in words shall prevail in the event of any difference between the amount in words and number), from November 15, 2010 to November 14, 2012 (including commencement date and expiry date) (“Effective Term”), irrespective of whether such claims become due during the above period.

1.2
The above “Maximum Balance” shall mean the total balances of the claims in RMB converted from different foreign exchanges at the middle price of foreign exchange published by Party A on the date when the Principal Claims under Party B's guarantee liability is determined.

Article 2      Method of Guarantee

Party B shall bear a joint and several liability.

Article 3      Guaranteed Scope

Party B's Maximum Guarantee covers principals of Principal Claims, interest accruals thereon, compound interests, penalties, liquidated damages, damage awards，exchange losses (related losses caused by exchange rate movement) and fees used for realization of the guarantees (including but not limited to court fees, attorney's fees, etc.). However, the fees used for realization of the claims shall not be included in the Maximum Balance under Article 1.1 hereof.

Article 4      Period of Guarantee (“Guarantee Period”)

4.1
If the Principal Contract is a borrowing contract, the guarantee period hereunder shall be two years from the date following expiry of borrowing period hereunder; if Party A declares the borrowings to become due earlier according to the Principal Contract, such guarantee period shall be two years from such earlier due date.

4.2	If the Principal Contract is a bank acceptance agreement, the guarantee period hereunder shall be two years from the date following acceptance made by Party A.
4.3	If the Principal Contract is a guarantee opening agreement, the guarantee period hereunder shall be two years from the date following performance of guarantee obligations by Party A.
4.4	If the Principal Contract is a L/C opening agreement/contract, the guarantee period hereunder shall be two years from the date following payment of L/C by Party A.
4.5	If the Principal Contract is a financing document, the guarantee period hereunder shall be two years from the date following expiry or earlier expiry of the claims under the Principal Contract.

Article 5      Representations and Warranties by Party B

Party B hereby represents and warrants to Party A as follows:

5.1
Party B, being an incorporated entity, has obtained authorization or approvals necessary to the guarantees in favor of Party A pursuant to procedures and authority as set forth in its articles of association, without any violation of laws, regulations and other provisions.

5.2
If it is a listed company or a subsidiary controlled by a listed company, it shall disclose the guarantees in a timely manner as required by the Securities Law, the Listing Rules of Stock Exchange, and other applicable laws, regulations and rules.

5.3	It has sufficient capability to bear the guarantee liability, which shall not be impaired or exempted due to any directive, change of financial conditions, any agreement with any third party.
5.4
It has a full understanding for use of the obligations under the Principal Contract, and it is willing to provide the guarantees in favor of the Debtor, and all of its intents hereunder is its true intends. With respect to international and domestic trade financing, Party B undertakes that the basic transaction in relation to the financing is true without any fraud.

5.5	Any material or information provided to Party A is true, accurate and complete in all respects without false records, material omission or misleading statements.
5.6
If the Principal Claims hereunder are international trade financings provided to the Debtor by Party A, Party B acknowledges and accepts relevant international practices in relation to relevant business.

5.7	If Party B is an natural individual, it shall simultaneously make the representations and warranties as follows:

A.	It has full capability for civil affair rights and civil conducts;
B.	It has legal income sources and sufficient compensatory capability;
C.	It has not defaulted in paying banking loans and interests intentionally, nor have had malicious overdraft;
D.	It has no bad act or criminal record such as gambling or drug-taking;
E.	Its guarantee to Party A has been agreed by its spouse.

Article 6      Undertakings by Party B

Party B hereby undertakes to Party A as follows:

6.1	Party B shall unconditionally perform its guarantee liability hereunder within five business days upon receipt of a notice from Party A under any of the following circumstances:
A.	The Debtor defaults in paying the due (and/or earlier due) Principal Claims;
B.	Party B or the Debtor is petitioned for bankruptcy or is out of business, or dissolved or comes into liquidation, or suspended for reorganization, or its business license is canceled or withdrawn.

6.2
If the collaterals are provided in favor of the Principal Claims of Party A, irrespective of whether such collaterals are provided by the Debtor or a third party, Party A shall have the right to request Party B to bear guarantee liability in advance, to which Party B shall not bring an objection. Guarantee liability of Party B shall not become void or be exempted but keep effective if Party A waives, changes or loses its security interests in the guarantee.

6.3	Upon request of Party A, Party B shall provide its financial information, tax payment receipts and other relevant information reflecting its financial conditions on a timely basis.
6.4	Party B shall continue to perform its guarantee liability hereunder without its further consents under any of the following circumstances:

A.	Obligations of Party B are not added or performance of such obligations is not extended even if Party A and the Debtor negotiate on changing the Principal Contract;
B.
Obligations of the Debtor under the L/C are not added or payment of such obligations is not extended even if Party A and the Debtor make modifications on L/C in relation to the Principal Contract under financial and domestic trading financing.

C.	Party A transfers the Principal Claims to a third party.

6.5	Any security to be provided in favor of a third party shall not damage the rights of Party A.
6.6
Without written consents of Party A or unless the guarantee liability satisfactory to Party A is arranged, none of combination, division, reduction of capital, change of share, transfer of material assets or claims, material external investment, material additional debt financing, and any other activity that may adversely affect rights and benefits of Party A, shall be conducted.

6.7	Party B shall inform Party A in a timely manner under any of the following circumstances:

A.	It changes or replaces its articles of association, scope of business, registered capitals or legal representative;
B.	It is out of business, or it is dissolved or comes into liquidation, or it is suspended for reorganization, or its business license is canceled or withdrawn, or it is petitioned for bankruptcy;
C.	It is being or may be involved in material economic disputes, suits and arbitrations, or its properties have been sealed, seized or monitored according to law;
D.	If Party B is a natural individual, its address, employer and contact methods are changed.
E.	Its obligations are added by issuing enterprise bonds, corporate debentures, short-term financing bonds or through other direct financing;
F.	It occurs other borrowings or provides security in favor of others in a large amount.

6.8	Party B shall accept and sign written notices from Party A in a timely manner.
6.9
With respect to domestic L/C, buyer’s financing under L/C, import L/C and import bill/import paying on behalf, Party B shall bear incontestable guarantee liability, and shall not claim exemption or bring objection even if any judicial or administrative authority issues payment stop order, injunction in relation to payment under the L/C, or seals, seizes or freezes relevant properties under the L/C or takes other similar measures, under any of the following circumstances:

A.	A person named or authorized by Party A has made payment with a bona fide according to directions of Party A;
B.
Party A or a person named or authorized by it has issued a payment confirmation for price of goods under a domestic L/C with a bona fide, or has accepted the documents under an import L/C with a bona fide;

C.	The confirming bank of a L/C has made payment with a bona fide;
D.	The negotiating bank of a L/C has made payment by negotiation with a bona fide.

6.10	Under delivery-taking security, endorsement of B/L and authorized delivery-taking, Party B shall not ask for exemption or bring an objection due to rejecting payment for the L/C by the Debtor.

Article 7      Undertakings by Party A

Undertakings by Party A: unless otherwise as provided in laws, regulations and rules or by this Contract, Party A shall keep confidential relevant documents, financial information, and other undisclosed information in relevant materials, submitted by Party B in performance of its obligations hereunder.

Article 8      Determination of Principal Claims

The claims under the Maximum Guarantee shall be determined under any of the following circumstances:

A.	Effective Term under Article 1.1 expires;
B.	It is impossible for new claims to occur;
C.	The Debtor and/or Party B has been declared as bankrupt or has been cancelled;
D.	Other circumstances as provided for determination of claims by the laws.

Article 9      Breach

9.1
Any party shall be deemed to breach this Contract if it fails to perform any of its obligations hereunder or breaches any of its representations, warranties and undertakings hereunder after this Contract comes into effect. In such case, it shall indemnify the losses caused to the other party.

9.2
Party A shall be entitled to deduct any amounts under all of Party B’s accounts opened with ICBC and its branches for satisfying the obligations under the Principal Contract provided that Party B defaults in performing its guarantee liability hereunder. In the event of any inconsistency between currency of deducted money and the currency under the Principal Contract, the deduction shall be made at applicable exchange rate to be published by Party A on the date of such deduction. Interests and other fees from date of deduction to payment date (when Party A converts those deducted amount into an amount in the currency under the Policy of Administration of Foreign Exchange and applies to the obligations under the Principal Contract), and any discrepancy caused by fluctuation of exchange rate during such period, shall be under the account of Party B.

9.3	Unless otherwise as provided in this Contract, the other party shall be entitled to take any other measures as specified in laws, regulations and rules of the PRC if any party breaches this Contract.

Article 10      Effectiveness, Modification and Termination

10.1	This Contract comes into effect from the date of the signing of it.

10.2
Any modification to this Contract shall be negotiated, made in writing, and agreed on by the parties. Any such modification terms or agreements shall be integral to this Contract, and shall have the same force and effect with this Contract. Except for those terms as modified, the remaining provisions hereof shall remain effective. However, original terms hereof shall remain effective before those modified terms come into effect.

10.3	If any provision of this Contract becomes void or unenforceable, the validity or enforcement of the remaining provisions hereof, or the validity of the whole Contract shall not be affected in any way.
10.4
Any modification to and/or any termination of this Contract shall not affect either party's rights to claim indemnification. And any termination of this Contract shall not affect the validity of the terms in relation to the dispute resolutions.

Article 11      Dispute Resolutions

Conclusion, validity, interpretation, performance of, and dispute resolutions arising out of, this Contract shall be governed by the laws of the PRC. Any controversy or dispute arising out of or in relation to this Contract shall be resolved through negotiation by the parties hereto; if not reached, any such dispute shall be resolved according to the method as set forth in A below:

A.
To be arbitrated by Xiamen Arbitration Commission; and the arbitration will be conducted in   Xiamen  (place of arbitration) in accordance with the arbitration rules in force and effect at the time of applying for such arbitration. The awards shall be final and binding upon the parties.

B.	To be judged and resolved by the court at the location of Party A.

Article 12      Miscellaneous

12.1	Without prior written consents of Party A, Party B shall not transfer the whole or part of its rights or obligations hereunder.
12.2
Any failure to exercise in whole or part, or any delay to exercise any of its rights hereunder by Party A, shall not constitute a waiver or change of such rights or any other rights, nor affect further exercise of such rights or any other rights by it.

12.3
Party A shall be entitled, in accordance with relevant laws, regulations or other regulatory documents or requirements of finance regulatory institutes, to provide information in relation to this Contract and other relevant information to the basic credit information database of People's Bank of China or other credit database established according to law for search and use by eligible institutes or individuals. Meanwhile, Party A shall be entitled to search relevant information of Party B through basic credit information database of People's Bank of China or other credit database established according to law for purpose of conclusion and performance of this Contract.

12.4	This Contract is made in duplicate originals with Party A and Party B holding one original respectively, and each original shall have the same force and effect with the other one.

Article 13      Other Provisions

13.1
The Maximum Balance hereunder is independent, and is exclusive of the maximum claim balance under those maximum guarantee contracts between the parties before or after the signing of this Contract, and is not included in the maximum balance under those maximum guarantee contracts between the parties before or after the signing of this Contract.

13.2
The Guarantor represents that the guarantee granted by it meets its articles of association, procedures and authorities thereunder, without violating laws, regulations or other equivalents；It shall bear all liabilities arising out of any of the above false or misleading representations.

13.3
The parties agree that a summary proceeding will be applied in the event of an arbitration, and relevant legal documents (including legal instruments of arbitration) shall be deemed to be served if they are sent to the address of one party recorded under this Contract by post, express or in person. Any change in such address shall be notified to the other party and the arbitration commission in writing.

13.4
The parties agree that a prior arbitration shall be made if both claims and obligations can be determined upon the bringing of such arbitration. If there is only a mortgage in favor of Party A, and if no other mortgage or seizure exists, the parties authorize the arbitration tribunal to appoint an auction agency to sell the collaterals by auction, and the proceeds from such auction shall be applied to the obligations hereunder.

Party A: Shishi Branch of Industrial and Commercial Bank of China (common seal)

Authorized signatory: Zhuang Wencong   (sign or seal)

Party B: Shishi Lixiang Foods Co., Ltd. (common seal)

Legal representative (authorized agent): Wu Pingjing (sign or seal)

Date of signing: November 15, 2010